LLEX:NYSE American LILIS ENERGY PROVIDES SECOND QUARTER 2018 AND YEAR-TO-DATE OPERATING RESULTS CURRENT PRODUCTION EXCEEDS 7,300 BOEPD SUCCESSFULLY COMPLETED SEVEN WELLS AND DELINEATED THREE NEW BENCHES INFRASTRUCTURE AND TAKEAWAY PLANS SUBSTANTIALLY COMPLETE FIVE YEAR CRUDE TAKEAWAY EXECUTED WITH GULF COAST PRICING EXECUTED TWO ACREAGE SWAPS TO ENHANCE ACREAGE POSITION AND OPERATING CONTROL SUBSTANTIALLY IMPROVED LIQUIDITY AND PROJECTION OF FREE CASH FLOW BY EARLY 2019 INCREASED PROVED RESERVES BY 228% SINCE DECEMBER 31, 2017 HOUSTON, TEXAS – August 6, 2018 – Lilis Energy, Inc. (NYSE American: LLEX) (the “Company” or “Lilis”), today reported operating results for second-quarter 2018. Second Quarter 2018 Highlights  Production increased by 53% quarter-over-quarter and 210% year-over-year and current production exceeding 7,300 Boepd, excluding pending acreage swaps.  oduction increased by 53% quarter-over-quarter and 210% year-over-year and exiting July 2018 daily production rates exceeded 7,300 Boepd, excluding pending acreage swaps.  Secured infrastructure solutions including a flow assurance agreement that provides firm crude transportation with Gulf Coast pricing, new water gathering and disposal agreements, and natural gas and crude oil gathering agreements.  Increased liquidity by $55 million, without dilution, through executing crude gathering and water gathering and disposal contracts. Additional liquidity and Balance Sheet enhancements are underway.  Began delineation of the Company’s position in the Delaware Basin and delivered strong results from the Company’s Wolfcamp A, B and XY and 3rd Bone Spring wells.  The drilling program in the second half of 2018 targets almost exclusively 1.5-mile laterals.  The Company increased its 2018 target exit rate to 8,000 Boepd as result of increasing production from successful development program and longer lateral development.  Executed acreage swaps in the Delaware Basin in Texas and New Mexico, increasing the Company’s Working Interest and Net Revenue Interest, as well as PDP and PUD reserves. Working Interest increased to 94% across acreage involved in the swaps, including increasing working interest in New Mexico acreage to 100%.  Acreage swaps are expected to add incremental Boepd of 500-600 during the second half of 2018.  Owned and Committed acreage exceeds 22,000 acres. Ronald D. Ormand, Chairman and Chief Executive Officer, commented, “We are very excited about the Company’s significant accomplishments in the first half of 2018. During the second quarter, we have substantially increased production and proved reserves while delineating three new benches –the Bone Spring, Wolfcamp A, and Wolfcamp XY. We also executed multiple agreements that addressed substantially all of our infrastructure needs, including securing a five-year firm crude oil transportation agreement with Gulf Coast pricing and a water infrastructure system and development agreement. These two agreements added $55 million of liquidity (with no dilution) to the Company and we are working on additional improvements to our financial position and capitalization. These developments will also allow us to focus on executing our development program in 2018, which will focus on longer lateral wells, and to further enhance our financial position to become cash flow positive by early 2019. We also significantly upgraded our acreage through swaps in core areas to increase our operated position to approximately 100%.” Infrastructure Solutions Lilis entered into agreements to advance its strategic efforts to secure long-term infrastructure solutions, including a firm oil takeaway and pricing agreement, a water gathering and disposal agreement, and an oil gathering agreement. Firm Oil Takeaway and Pricing Agreement Lilis successfully executed a Five-year agreement with an affiliate of Salt Creek Midstream, LLC (“SCM”), an ARM Energy Holdings affiliate, to secure firm takeaway and pricing. Commencing in the second half of 2019, the agreement locks down firm long-haul pipeline capacity to the Gulf Coast as well as Gulf Coast pricing, averaging a differential price of Magellan East Houston (“MEH”) less approximately $5.50 over the term of the agreement. Under the terms of the agreement, 6,000 Bbl/d of firm capacity will be delivered to Gulf Coast for one year-beginning on July 1, 2019. During the next four years, from July 1, 2020 through June 30, 2024, firm capacity will adjust to 5,000 Bbl/d. All volumes have with firm Gulf Coast pricing throughout the 5-year term. The Company also has the ability to expand its capacity with SCM during the term of the agreement as the Company believes having flexibility with barrels in the future is desirable. Prior to the completion of the SCM gathering system, Lilis has trucking arrangements with Texican for 100% of production. The Company has approximately 1,500 Bbl/d with basis hedges at Mid Cush Differential of $5.62. Water Gathering and Disposal Agreement In July 2018, Lilis entered into a water gathering and disposal agreement with SCM Water, LLC, an ARM Energy Holdings affiliate. In accordance with the terms of the agreement, Lilis has sold an option to purchase its existing water gathering and disposal infrastructure to SCM Water, while reserving the right to recycle its produced water using such infrastructure. The project is supported by a dedicated Area of Mutual Interest, which covers all of Lilis’ current acreage in Winkler and Loving Counties in Texas and Lea County in New Mexico. Lilis will provide its acreage dedication with no volume or capital expenditure commitments, and SCM Water will provide all capital for the further development water gathering and disposal system, including reimbursement to Lilis for two future disposal wells to be connected to the system and contract operated by Lilis. Lilis received cash consideration upon closing, with additional future payments due upon Lilis reaching specific milestones. This agreement will result in future cost savings for Lilis through the elimination of infrastructure related CAPEX and reduced lease operating expense (“LOE”) in excess of $1.00 per barrel. Oil Gathering Agreements In May 2018, Lilis entered into a gathering agreement with Salt Creek Midstream, an ARM Energy Holdings affiliate. The agreement allows the Company to secure cost-effective movement and price maximization of its oil production out of the Delaware Basin through a new regional pipeline system that will be constructed by SCM and provide gathering and transport of Lilis’ oil production in Texas and New Mexico to their terminal in Wink, Texas. This will allow for direct access to long-haul pipes to both Midland, Texas and the Gulf Coast. The project is supported by a dedicated Area of Mutual Interest, which covers all of Lilis’ current acreage in Winkler and Loving Counties in Texas and Lea County in New Mexico. Lilis will provide its acreage dedication with no volume or capital expenditure commitments, and SCM will provide all capital for the oil gathering system.

Financial Overview In the second quarter of 2018, Lilis successfully increased its cash position by $55 million. In addition, Lilis is pursuing multiple opportunities to optimize its balance sheet and projects to be cash flow positive by early 2019. Lilis also expects to establish a revolving credit facility in the second half of 2018 to further enhance the Company’s liquidity. The Company is able to selectively pursue accretive acreage additions as it has sufficient liquidity and projects to be cash flow neutral by early 2019. Delaware Basin Wells Overview During the second quarter of 2018, Lilis has effectively drilled and completed seven horizontal wells in Wolfcamp A, B and XY and 3rd Bone Spring formations, and the Company has effectively drilled and completed 22 wells to date, all of which are flowing to sales. The Company continues the strategy of delineating and de-risking its acreage position, further validating the strength of the Company’s Delaware Basin position. Well highlights in the second quarter were as follows:  Hippo #2H – WCB: Lilis’ highest recorded IP per 1,000 ft. Wolfcamp B well drilled to date, and also the highest recorded Wolfcamp B (IP per 1,000 ft) among the Company’s offset producers in the Delaware Basin. o 24-hour rate of 2,149 Boepd (77% liquids) or 478 Boepd per 1,000 lateral ft. . IP30 rate 1,733 BOE/D - 75 % Liquids . IP60 rate 1,451 BOE/D - 76 % Liquids  Meerkat #1H – WCXY: The first Wolfcamp XY well drilled by Lilis and one of the top two wells in the Wolfcamp XY in the surrounding area. o 24-hour rate of 1,823 Boepd (56% liquids) or 393 Boepd per 1,000 lateral ft. . IP30 rate 1,527 BOE/D - 56 % Liquids . IP60 rate 1,184 BOE/D - 56 % Liquids  AG Hill #1H – WCB: The furthest eastern well drilled on the Company’s acreage. It has exhibited an IP 24 rate consistent with the Wildhog #1H and Prizehog #1H, which all further validates the prolific nature of the Company’s eastern acreage. o 24-hour rate of 1,000 BOE/D (87% liquids) or 223 BOE/D per 1,000 lateral ft. . IP30 rate 787 BOE/D - 88 % Liquids  Prizehog #2H – WCA: The first Wolfcamp A well drilled by Lilis in New Mexico, registering the highest IP 24 the Company has completed in New Mexico to date. o 24-hour rate of 1,825 Boepd (76% liquids) or 411 Boepd per 1,000 lateral ft.  Wildhog #2H – WCXY: The first Wolfcamp XY well drilled by Lilis in the Wolfcamp XY in New Mexico further validating the Wolfcamp XY in Lilis’ eastern New Mexico acreage. o 24-hour rate of 1,756 Boepd (55% liquids) or 386 Boepd per 1,000 lateral ft.  Howell #1H – WCXY: The furthest eastern well drilled by the Company in the Wolfcamp XY, validating additional benches and the prolific nature of the Company’s eastern acreage. o 24-hour rate of 1,401 Boepd (49% liquids) or 350 Boepd per 1,000 lateral ft.  Antelope #1H – 3RD BS: The first Bone Spring well drilled by Lilis in Texas, completed in the 3rd Bone Spring, confirming another viable bench. o 24-hour rate of 1,309 Boepd (53% liquids) or 235 Boepd per 1,000 lateral ft. Current activities The Company’s 2018 development plan continues to focus on the delineation and de-risking of its acreage position. The Company has realized increased cost efficiencies through several additional initiatives including: completion cost reductions, additional water disposal solutions, reduced drilling days, enhanced and/or improved infrastructure, and secured firm takeaway pipeline capacity. These cost enhancements are expected to improve drilling and completion costs and continue to reduce the Company’s LOE in 2018. The Company is focusing its drilling efforts in the second half of 2018 on longer laterals, including 1½ mile wells yielding higher EUR’s and higher internal rates of return. We expect to drill 9 additional wells and spend approximately $46MM on drilling and completion during the second half of 2018. Currently, Lilis has three 1½ mile lateral length wells in the completion and flowback stage targeting the Wolfcamp A, Wolfcamp B, and the 2nd Bone Spring formation. Flowback Operations:  The Moose #1H – Wolfcamp A (1 ½ mile lateral) – Stimulated with 38 stages and in initial process of testing to determine optimal production rate  The AG Hill #2H – Second Bone Spring (Eastern Well) – Stimulated with 24 stages and in initial process of flowback and testing to determine optimal production rate Completion Operations:  The Axis #1H – Wolfcamp B (1 ½ mile lateral) - 22 stages of 38 planned frac stages have been successfully performed Drilling Operations:  The East Axis #2H – Wolfcamp A (1 ½ mile lateral) – Drilling ahead and nearing total measured depth of approximately 20,100 feet  The Tiger #3H – Third Bone Spring (1 ½ mile lateral - Eastern Well) – Drilling ahead in lateral section with a planned total measured depth of about 19,150 feet Production Update In the second quarter of 2018, Lilis’ average pro forma daily production was 5,779 Boepd while actual production was 5,297 net Boepd. Average production capacity during the first quarter of 2018 was 6,369 net Boepd excluding curtailed production described below. Current production exceeds approximately 7,300 Boepd, excluding pending acreage swaps. During the second quarter of 2018, we realized WTI differentials of $4.91/Bbl. The five-year firm transportation and pricing contract guarantees an average price approximately equivalent to WTI or approximately $5.50 per barrel beginning July 1, 2019 During June, the Company was forced to curtail production on certain wells due to maintenance and upgrading of its third- party provider’s acid gas injection facilities. The production impact was approximately 1,800 Boepd during the month of June (590 Boepd during the second quarter). The upgrading of these facilities has been completed and production has been restored. The upgrade will provide significant increases in spare capacity to meet increasing needs in the area. Lilis has highest priority shipper class and, therefore, will be provided 100% of available capacity on the system with our third-party provider in the future. Given Lilis’ current drilling program and anticipated increases in production, the Company views the expansion of these facilities as beneficial for the long-term growth of the Company.

Q2 2018 PRO FORMA NET SHUT-IN WALK



Q2 2018 BOEPD
6,369
482
590
5,297
Production Capacity
Acreage Trades
Upgrade & Maintenance Shut-in
Realized Production

JUNE 2018 APPROXIMATE SHUT-IN BREAKDOWN (NET)



JUNE 2018 BOEPD
337 boe
531 boe
923 boe
Shut-in Oil
Shut-in Gas
Shut-in NGLs

~1,791 net Boepd shut-in during June 2018 (~590 net Boepd during the second quarter)

Leasehold Activity

In August 2018, Lilis entered into an acre-for-acre trade of approximately 750 net acres in Lea County, New Mexico, which will result in 100% Gross Working interest ("GWI") in the currently producing Wildhog and Prizehog wells. Additionally, in June 2018, Lilis agreed to a separate acre-for-acre trade of approximately 1,500 net acres in Winkler and Loving Counties, Texas.

Collectively, in exchange for trading non-operated acreage located in sections with lower working interests, these transactions will increase the Company's GWI, help to consolidate the Company's main operational area in the Delaware Basin, and increase both proved reserves and current and future production.

Lilis' current acreage position is 19,878 net acres with an additional 2,267 acres committed. Thus, owned and committed acreage is over 22,000 acres of which approximately 99% is operated with an average Working Interest of 73%.

Reserve Report

Lilis' estimates of proved reserves, PV-10, and related standardized measures of future net cash flows are calculated based upon SEC pricing, which uses a 12-month unweighted average of first-day-of-the-month oil and natural gas benchmark prices and is adjusted for marketing and differential costs in effect on the date of the estimate, holding the prices and costs constant throughout the life of the properties. The Company has 19,878 net acres, with a Working Interest of 70% and 99% operatorship.

As of June 30, 2018, proved reserves were 37,579 MBOE, an increase of 228% since December 31, 2017. From December 31, 2017 through the first half of 2018, crude oil reserves increased 160% to 18,627 MBbls from 7,171 MBbls; natural gas liquids (NGL) reserves increased 338% to 7,031 MBbls from 1,605 MBbls; and natural gas reserves increased 345% to 11,921 MMcf from 2,677 MMcf. At mid-year 2018, all of Lilis' proved reserves were located in the Permian's Delaware Basin. The PV-10 of proved reserves was $264 million using SEC pricing and $279 million using NYMEX pricing. The PV-10 calculation does not include the positive effect of the reserves or production from the two acreage swaps or the effects of the crude oil firm transport and pricing agreement, water agreement, or oil gathering agreement.

Estimates of Proved Reserves

The table below summarizes the Company's estimates of proved reserves as of June 30, 2018:

	Oil (MBbl)	Natural Gas (MMcf)	NGLs (MBbl)	Total (MBOE)	SEC PV-10 ($MMs)	NYMEX PV-10 ($MMs)
Proved Developed Reserves	4,811	3,992	2,291	11,094	$160.3	$173.2
Proved Developed Non-Producing	1,140	450	297	1,888	$15.8	$18.8
Proved Undeveloped Reserves	12,675	7,479	4,443	24,598	$87.8	$86.6
Total Proved Reserves	**18,627**	**11,921**	**7,031**	**37,579**	**$264.0**	**$278.6**

2017 v. 2018 MBOE (PDP)


187%
443%
457%
Oil
NGL
Gas
2017
2018

2017 v. 2018 MBOE (All Reserves)


160%
338%
345%
Oil
NGL
Gas
2017
2018

Reserve Type Comparison


300%
-5%
622%
284%
PDP
PDNP
PUD
PV10
2017
2018

2018 Reserve Breakdown


50%
19%
31%
Oil
NGL
Gas

Earnings Release

The Company will report second quarter 2018 financial results on Thursday, August 9, 2018 after the close of trading on the New York Stock Exchange.

Management will host a conference call webcast on Friday, August 10, 2018 at 11:00 a.m. EDT to review financial results and provide an update on corporate developments. Following management's formal remarks, there will be a question and answer session.

Participants are asked to preregister for the call through the following link: http://dpregister.com/101230310. Please note that registered participants will receive their dial-in number upon registration and will dial directly into the call without delay. Those without Internet access, or who are unable to pre-register, may dial in by calling: (866) 777-2509 (domestic) or (412) 317-5413 (international). All callers should dial in approximately ten minutes prior to the scheduled start time and ask to be joined into the Lilis Energy, Inc. call.

The conference call will also be available through a live webcast on the Company's Investor Center at http://investors.lilisenergy.com/phoenix.zhtml?c=225413&p=irol-calendar, or alternatively accessed via the following link: https://services.choruscall.com/links/llex180810.html. A webcast replay of the call will be available approximately one hour after the conclusion of the call through November 10, 2018. The replay can be accessed through the above links.

About Lilis Energy, Inc. Lilis Energy, Inc. is a Houston-based independent oil and gas exploration and production company that operates in the Permian’s Delaware Basin, considered amongst the leading resource plays in North America. Lilis’ current total net acreage in the Permian Basin is over 19,800 acres. Lilis Energy's near-term E&P focus is to grow current reserves and production and pursue strategic acquisitions in its core areas. For more information, please visit www.lilisenergy.com. Forward-Looking Statements: This press release contains forward-looking statements within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include all statements regarding wells anticipated to be drilled and placed on production; future levels of drilling activity and associated production and cash flow expectations; the Company’s 2018 guidance and capital expenditure forecast; estimated reserve quantities and the present value thereof; and the implementation of the Company’s business plans and strategy, as well as statements including the words “believe,” “expect,” “plans” and words of similar meaning. Forward-looking statements regarding expected production levels are based upon our estimates of the successful completion of drilled wells on schedule. Actual sales production rates from our wells can vary considerably from tested initial production (IP) rates and are subject to natural decline rates over the life of the well. Such forward-looking statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company. These risks include, but are not limited to, our ability to replicate the results described in this release for future wells; the ability to finance our continued exploration, drilling operations and working capital needs; all the other uncertainties, costs and risks involved in exploration and development activities; and the other risks identified in the Company’s Annual Report on Form 10-K and its other filings with the Securities and Exchange Commission. Investors are cautioned that any such statements are not guarantees of future performance and that actual results or developments may differ materially from those projected in the forward-looking statements. The forward-looking statements in this press release are made as of the date hereof, and the Company does not undertake any obligation to update the forward-looking statements as a result of new information, future events or otherwise. Contact: Wobbe Ploegsma V.P. Finance & Capital Markets 210-999-5400, ext. 31 Appendix Production Results to Date: Highlights of Lilis Energy’s well results are as follows: The Wildhog #2H WCXY

The Wildhog #2H had a 24-hour rate of 1,756 Boepd (55% liquids) or 386 Boepd per 1,000 lateral ft. The Howell #1H WCXY The Howell #1H had a 24-hour rate of 1,401 Boepd (49% liquids) or 350 Boepd per 1,000 lateral ft. The Antelope #1H 3rd BS The Antelope #1H had a 24-hour rate of 1,309 Boepd (53%% liquids) or 235 Boepd per 1,000 lateral ft. The Prizehog #2H WCA The Prizehog #2H had a 24-hour rate of 1,825 Boepd (76% liquids) or 411 Boepd per 1,000 lateral ft. The Bison #1H WCB  IP30 rate of 2,144 BOE/D – 74% Liquids  IP60 rate of 1,576 BOE/D – 74% Liquids  IP90 rate of 1,429 BOE/D – 78% Liquids  IP120 rate of 1,452 BOE/D – 79% Liquids  IP180 rate of 1,213 BOE/D – 78% Liquids The Bison #1H had a 24-hour rate of 2,375 Boepd (75% liquids) or 344 Boepd per 1,000 lateral ft. The Grizzly #1H WCB  IP30 rate of 1,323 BOE/D – 63% Liquids  IP60 rate of 1,016 BOE/D – 63% Liquids  IP90 rate of 901 BOE/D – 67% Liquids  IP120 rate of 848 BOE/D – 69% Liquids  IP180 rate of 742 BOE/D – 70% Liquids The Grizzly #1H had a 24-hour rate of 1,666 Boepd (65% liquids) or 406 Boepd per 1,000 lateral ft. The Hippo #1H WCB  IP30 rate 1,506 BOE/D – 76% Liquids  IP60 rate 1,292 BOE/D – 75% Liquids  IP90 rate 1106 BOE/D – 75% Liquids  IP120 rate 981 BOE/D – 75% Liquids  IP180 rate 842 BOE/D – 74% Liquids The Hippo #1Hhad a 24-hour rate of 1,917 Boepd (74% liquids) or 467 Boepd per 1,000 lateral ft. The Lion #1H WCB  IP30 rate 1,264 BOE/D – 68% Liquids  IP60 rate 1,023 BOE/D – 67% Liquids  IP90 rate of 831 BOE/D – 67% Liquids  IP120 rate of 769 BOE/D – 67% Liquids  IP180 rate of 750 BOE/D – 67% Liquids The Lion #1Hhad a 24-hour rate of 1,530 Boepd (69% liquids) or 380 Boepd per 1,000 lateral ft. The Wildhog BWX State Com #1H WCB  IP30 rate 839 BOE/D – 83% Liquids  IP60 rate 789 BOE/D – 81% Liquids  IP90 rate of 728 BOE/D – 81% Liquids  IP120 rate 694 BOE/D – 81% Liquids

 IP180 rate of 660 BOE/D – 80% Liquids The Wildhog BWX State Com #1H had a 24-hour rate of 997 Boepd (86% liquids) or 219 Boepd per 1,000 lateral ft. The Prizehog BWZ State Com #1H WCB  IP30 rate 919 BOE/D – 87% Liquids  IP60 rate 826 BOE/D – 87% Liquids  IP90 rate of 772 BOE/D – 86% Liquids  IP120 rate of 734 BOE/D – 85% Liquids  IP180 rate of 654 BOE/D – 85% Liquids The Prizehog BWZ State Com #1H had a 24-hour rate of 1,127 Boepd (89% liquids) or 239 Boepd per 1,000 lateral ft. The Tiger #1H WCB  IP30 rate 1,264 BOE/D –71% Liquids  IP60 rate 1,208 BOE/D – 70% Liquids  IP90 rate 1,123 BOE/D – 69% Liquids  IP120 rate 1,043 BOE/D – 69% Liquids  IP180 rate 927 BOE/D – 68% Liquids The Tiger #1H had a 24-hour rate of 1,803 Boepd (73% liquids) or 439 Boepd per 1,000 lateral ft. The Kudu #2H WCB  IP30 rate 1,147 BOE/D – 82% Liquids  IP60 rate 926 BOE/D – 81% Liquids  IP90 rate 831 BOE/D – 80% Liquids  IP120 rate 799 BOE/D – 79% Liquids The Kudu #2H had a 24-hour rate of 1,475 Boepd (75% liquids) or 299 Boepd per 1,000 lateral ft. The Grizzly #2H WCB  IP30 rate 1,194 BOE/D – 71% Liquids  IP60 rate 1,017 BOE/D – 71% Liquids  IP90 rate 935 BOE/D – 72% Liquids  IP120 rate 871 BOE/D – 72% Liquids The Grizzly #2H had a 24-hour rate of 1,576 Boepd (73% liquids) or 333 Boepd per 1,000 lateral ft. The Lion #3H WCB  IP30 rate 1,674 BOE/D – 63 % Liquids  IP60 rate 1,437 BOE/D – 64 % Liquids  IP90 rate 1,312 BOE/D – 64 % Liquids  IP120 rate 1,187 BOE/D – 64 % Liquids The Lion #3H had a 24-hour rate of 1,756 Boepd (65% liquids) or 373 Boepd per 1,000 lateral ft. The Hippo #2H WCB  IP30 rate 1,733 BOE/D – 75 % Liquids  IP60 rate 1,451 BOE/D – 76 % Liquids The Hippo #2H had a 24-hour rate of 2,149 Boepd (77% liquids) or 478 Boepd per 1,000 lateral ft. The Meerkat #1H WCXY  IP30 rate 1,527 BOE/D – 56 % Liquids  IP60 rate 1,184 BOE/D – 56 % Liquids The Meerkat #1 had a 24-hour rate of 1,823 Boepd (56% liquids) or 393 Boepd per 1,000 lateral ft.

The AG Hill #1H WCB

- ***IP30 rate 787 BOE/D – 88 % Liquids***
  The AG Hill #1H had a 24-hour rate of 1,000 BOE/D (87% liquids) or 223 BOE/D per 1,000 lateral ft

Hedging Overview

The Company has placed NYMEX WTI production hedges on approximately 2,650 Boepd, approximately 51% of oil production, for the remainder of 2018 that yield an average floor of $58.13 and ceiling of $65.76. The Company has also placed WTI-Midland basis swaps on approximately 1,500 of oil production, with an average price of $5.62 for 2018.

WTI Oil Hedges	Aug. – Dec. 2018	2019
Current Swap Volume (Bbl)	137,700	-
Average Daily Swamp Volume (BOPD)	900	-
Average Price	$57.68	-
Current Collar Volume – Long Put (Bbl)	267,750	638,000
Average Daily Collar Volume (BOPD)	1,750	1,748
Average Price	$58.36	$54.29
Current Collar Volume Short Call (Bbl)	267,750	638,000
Average Daily Collar Volume (BOPD)	1,750	1,748
Average Price	$69.91	$69.76
Current Collar Volume Short Put (Bbl)	-	457,000
Average Daily Collar Volume (BOPD)	-	1,252
Average Price	-	$45.00
Total Volume	405,450	638,000
Average Daily WTI Volume (BOPD)	2,650	1,748
Average Ceiling	$65.76	$69.76
Average Floor	$58.13	$54.29
Midland-Cushing WTI Basis Hedges (Bbl)	229,500	547,500
Average Daily Basis Hedge Volume (BOPD)	1,500	1,500
Average Price	($5.62)	($5.62)